Exhibit 3.4

FBRED-C FEEDER REIT TRUST

AMENDED AND RESTATED BYLAWS

Article I
OFFICES

Section 1.1            Principal Office. The principal office of FBRED-C Feeder REIT Trust (the “Trust”) shall be located at such place or places as the board of trustees of the Trust (the “Board”) may designate.

Section 1.2            Additional Offices. The Trust may have additional offices at such places both within and without the State of Maryland as the Board may from time to time determine or the business of the Trust may require.

Article II
MEETINGS OF SHAREHOLDERS

Section 2.1            Place. All meetings of shareholders of the Trust (“Shareholders”) shall be held at the principal office of the Trust or at such other place within the United States as may be designated by the Board may determine and shall be stated in the notice of the meeting.

Section 2.2            Annual Meeting. There shall be no requirement to hold an annual meeting of the Shareholders in any year. The Board may cause the Trust to call an annual meeting of Shareholders for the transaction of any business within the powers of the Trust, which shall be held on the date and at the time and place set by the Board.

Section 2.3            Special Meetings. The President or any Trustee may call special meetings of the Shareholders. Special meetings of Shareholders shall also be called by the Secretary upon the written request of the Shareholders entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such Shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such Shareholders to the Trust of such costs, the Secretary shall give notice to each Shareholder entitled to notice of the meeting. Unless requested by Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve (12) months. The Board shall have the sole power to fix the record date for determining Shareholders entitled to request a special meeting of the Shareholders and the record date for determining the Shareholders entitled to notice of and to vote at the special meeting and to set the date, time and place of the special meeting.

Section 2.4           Telephone Meetings. Any Shareholder may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 2.5            Notice. Not less than ten (10) nor more than ninety (90) days before each meeting of Shareholders, the Secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such Shareholder personally or by leaving it at his/her residence or usual place of business or via overnight courier or electronic mail. If mailed, such notice shall be deemed to be given three (3) days following the deposit thereof in the United States mail addressed to the Shareholder at his/her post office address as it appears on the records of the Trust, with postage thereon prepaid. Electronic mail notice shall be deemed given upon transmission of the message to the e-mail address given to the Trust by the Shareholder and “read” receipt notification has been received by the person sending the Notice, or the recipient has otherwise confirmed receipt of the notice. No notice of the time, place, or purpose of any meeting of Shareholders need be given to any Shareholder entitled to such notice who is present at the meeting in person or by proxy, or who, either before or after the meeting, executes a written waiver of notice which is filed by the Secretary with the records of meetings of Shareholders.

Section 2.6            Scope of Notice. Any business of the Trust may be transacted at an annual meeting of Shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Shareholders except as specifically designated in the notice.

Section 2.7            Organization. At every meeting of the Shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the Trustees present shall conduct the meeting.

Section 2.8            Quorum of Shareholders. At any meeting of Shareholders, except where a larger quorum is required by law, by the Declaration of Trust of the Trust (as may be amended from time to time, the “Declaration of Trust”), or by these Bylaws, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; for the avoidance of doubt, this section shall not affect any requirement under any law, the Declaration of Trust or these Bylaws, for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Shareholders, the Shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding any absence or withdrawal of any Shareholder or Shareholders during the meeting that has or have the effect of reducing the number of Shareholders remaining in attendance at the meeting to less than a quorum.

Section 2.9            Voting. A majority of the votes entitled to be cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law, by the Declaration of Trust, or by these Bylaws. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the outstanding shares of such class or classes shall be the act of such class or classes, except as otherwise provided by law or by the Declaration of Trust or these Bylaws. No ballot shall be required for any election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election.

Section 2.10          Proxies. A Shareholder may cast the votes entitled to be cast by the shares owned of record by him or her either in person or by proxy executed by the Shareholder or by his or her duly authorized agent in any manner allowed by law. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 2.11         Voting of Shares by Certain Holders. Shares of the Trust registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the President or a vice president, a general partner, managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a Shareholder may certify in writing to the Trust that any shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified shares in place of the Shareholder who makes the certification.

Section 2.12          Inspectors. At any meeting of Shareholders, the chairman of the meeting may appoint one (1) or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Shareholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.13          Proposals by Shareholders.

(a)          Annual Meetings of Shareholders. If the Board determines to hold an annual meeting of Shareholders, the proposal of business to be considered by the Shareholders may be made at such annual meeting of Shareholders only (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any holder of Common Shares who was a Shareholder of record both at the time of giving of notice provided for in this Section 2.13(a) and at the time of the meeting, who is entitled to vote at the meeting on such business and who has complied with this Section 2.13.

(b)          Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting.

(c)          General.

(1)          Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such nomination or proposal shall be disregarded.

(2)          A Shareholder must also comply with applicable requirements of state law with respect to matters set forth in this Section 2.13.

Section 2.14         Informal Action by Shareholders.

(a)          Action Taken Without a Meeting. Any action required or permitted to be taken at any meeting of Shareholders (including the holding of any annual meeting) may be taken without a meeting, without prior notice and without a vote, if a written consent in lieu of such meeting, which consent sets forth the action so taken, is signed before or after such action by Shareholders holding a majority of all Shares entitled to vote on the matter (or such larger proportion of Shares as shall be required to take such action) and is filed with the records of the meetings of Shareholders.

(b)          Record Date. In order that the Trust may determine the Shareholders entitled to consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any Shareholder of record seeking to have the Shareholders authorize or take action by written consent shall, by written notice to the Secretary of the Trust, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days of the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received and no prior action by the Board is required by applicable law, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be the first (1st) date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Trust by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Trust having custody of the book in which proceedings of Shareholders meetings are recorded, in each case to the attention of the Secretary of the Trust. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received and prior action by the Board is required by applicable law, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Section 2.15        Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any Shareholder shall demand that voting be by ballot.

Article III
TRUSTEES

Section 3.1           General Powers; Qualifications; Term. Subject to the limitations set forth in the Declaration of Trust, the business and affairs of the Trust shall be managed under the direction of its Board. Each Trustee shall serve until his, her or its resignation, removal, death, dissolution, termination of legal existence or adjudication of legal incompetence.

Section 3.2           Number. At any regular meeting or at any special meeting called for that purpose, a majority of the Board may establish, increase or decrease the number of Trustees. The initial number of Trustees shall be one (1), as set forth in the Declaration of Trust.

Section 3.3           Annual and Regular Meetings. An annual meeting of the Board shall be held at any place, either within or without the State of Maryland, and at such time that the Board may from time to time determine or specify in the notice of the meeting. The Board may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board without other notice than such resolution.

Section 3.4            Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board or the President or by any member of the Board then in office. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board called by them.

Section 3.5            Place of Meetings. Board meetings may be held at any place in or out of the State of Maryland designated in the notice of the meeting or at such place as may be approved by the Board except as otherwise shall be approved by the Trustees (either in advance of or at such meeting); provided, however, in the case of meetings held by telephone conference or similar means pursuant to Section 3.9, participation in a meeting in such a manner constitutes presence in person at such meeting. In the absence of any such designation, meetings of the Board shall be held at the Trust’s principal office.

Section 3.6           Notice. Notice of each meeting shall be given to each Trustee, including the time, place and purpose of such meeting. Notice of each such meeting shall be sent by personal delivery, overnight courier, telephone, facsimile or electronic mail to each Trustee, addressed to him or her at the last address provided by the Trustee for such purpose, at least one (1) day before the day on which such meeting is to be held, except as otherwise provided herein. Such notice need not be given to any Trustee who in fact attends such meeting. A waiver of notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed transmission report confirming delivery. Electronic mail notice shall be deemed given upon transmission of the message to the e-mail address given to the Trust by the Trustee and “read” receipt notification has been received by the person sending the Notice, or the recipient has otherwise confirmed receipt of the notice. Notice delivered by personal delivery or overnight courier shall be deemed given upon receipt. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any member of the Board who signs a waiver of notice or a consent to hold the meeting (which waiver or consent need not specify the purpose of the meeting), whether before or after the meeting, or who attends the meeting without protesting such lack of notice prior to commencement of such meeting. A majority of the Trustees participating in any meeting may adjourn any meeting to another time or place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the members of the Board who are not present at the time of adjournment.

Section 3.7           Quorum. At all meetings of the Board, “Quorum” means the presence of a majority of the Trustees. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a Quorum.

Section 3.8           Voting. The action of the majority of the Trustees present at a meeting at which a Quorum is present shall be the action of the Board, unless the concurrence of a greater proportion or of specified Trustees is required for such action by applicable statute, any provision of these Bylaws, or by the Declaration of Trust.

Section 3.9           Telephone Meetings. Any member of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may talk with and hear one another. Participation by such means will constitute presence at the meeting.

Section 3.10         Informal Actions by Trustees. Any action of the Board may be taken without a meeting of the Board, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by each Trustee and such written consent is filed with the minutes of proceedings of the Board.

Section 3.11         Vacancies. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder. Any vacancy on the Board for any or no cause, including an increase in the number of Trustees, shall promptly be filled by the affirmative vote of a majority of the remaining Trustees, although less than a quorum; provided, that if there is no remaining Trustee, such vacancy shall be filled by the affirmative vote of the Shareholders entitled to cast a majority of the votes entitled to be cast on the matter; provided further, however, that, if the Trustee is removed by the Shareholders as set forth in Section 2.3 of the Declaration of Trust, the successor to the Trustee shall be elected by the Shareholders in accordance with the Declaration of Trust. Any Trustee or the entire Board may be removed or replaced as provided in the Declaration of Trust.

Section 3.12         Compensation. Trustees shall not receive any salary or compensation for their services as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or any committee thereof; but nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

Section 3.13         Removal of Trustees. The Shareholders entitled to vote thereon may, at any time, remove and replace any Trustee in accordance with Section 2.3 of the Declaration of Trust.

Section 3.14         Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

Section 3.15        Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.16          Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 3.17          Certain Rights of Trustees, Officers, Employees and Agents. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust (other than a full-time officer, employee or agent of the Trust), in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust. The provisions of this Section 3.17 shall in no way limit or modify any covenant or contractual obligation of any Trustee or any direct or indirect constituent of any Shareholder under any other agreement, all of which shall control over this Section 3.17.

Article IV
COMMITTEES

Section 4.1           Number, Tenure and Qualifications. The Board may appoint committees from among its members. Each committee shall be composed of one (1) or more Trustees and shall serve at the pleasure of the Board.

Section 4.2           Powers. The Board may delegate to committees appointed under Section 4.1 any of the powers of the Board, except as prohibited by law, and except for any matter requiring the votes of specified Trustees or a specified number of Trustees.

Section 4.3           Meetings. Subject to Section 4.1, in the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board.

A majority of the members of any committee must be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

Each committee shall keep minutes of its proceedings and shall report the same to the Board at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board, provided that no vested or contractual rights of third persons shall be affected by any such revision or alteration.

Section 4.4           Telephone Meetings. Members of a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5           Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 4.6           Vacancies. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

Article V
OFFICERS

Section 5.1           General Provisions. The officers of the Trust may include one or more presidents, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents (which may be designated as executive vice presidents or senior vice presidents), one or more secretaries or assistant secretaries, one or more treasurers or assistant treasurers, and such other officers as the Board may appoint. In addition, the Board may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The chief executive officer or president may from time to time appoint one or more vice presidents or other subordinate officers. Notwithstanding any general power or authority of any officer specified or described in this Article V, each such officer: (a) shall, except as otherwise directed by the Board, report to, and be subject to the direction and control of, the Board, (b) shall not cause or permit the Trust or any subsidiary to take any action which requires the approval of the Board without such approval, (c) shall not cause or permit the Trust or any subsidiary to take any action which requires the approval of any or all Shareholders without such approval, and (d) shall, subject to the direction and control of the Board and to the provisions of the preceding clauses (b) and (c) and the other provisions of these Bylaws, have the authority to perform only such duties relating to the Trust and the subsidiaries as are designated by the Board. Each officer shall hold office until his or her successor, if any, is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two (2) or more officers except president and vice president may be held by the same person. In their discretion, the Board may leave unfilled any office except that of president and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2           Removal and Resignation. Any officer or agent of the Trust may be removed at any time by the Board if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.3           Vacancies. A vacancy in any office may be filled by Board for the balance of the term of the office.

Section 5.4           Chairman of the Board. The Board may from time to time appoint a Chairman of the Board. The Chairman of the Board shall be a Trustee and shall preside over the meetings of the Board and of the Shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Trust.

Section 5.5           Chief Executive Officer. The Board may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board, and for the administration of the business affairs of the Trust. In the absence of the Chairman of the Board, the chief executive officer shall preside over the meetings of the Board and of the Shareholders at which he or she shall be present.

Section 5.6           President. In the absence of the Chairman of the Board and the chief executive officer, the President shall preside over the meetings of the Board and of the Shareholders at which he or she shall be present. In the absence of a designation of a chief executive officer by the Trustees, the President shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board. The President in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 5.7           Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board. The Board may designate one or more executive officers for particular areas of responsibility.

Section 5.8           Secretary. One or more secretaries may (a) keep the minutes of the proceedings of the Shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the President or by the Board.

Section 5.9           Treasurer. One or more treasurers may have the custody of the funds and securities of the Trust and keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board.

He or she shall disburse the funds of the Trust in accordance with the authority granted by the Board, taking proper vouchers for such disbursements, and render to the President and Board, whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

If required by the Board, he or she shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

Section 5.10         Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

Section 5.11         Salaries. Officers shall not receive any compensation or reimbursement for their services as officers without the consent of the Board, as provided in Section 3.8.

Section 5.12         No Contract Rights. Neither the naming of any individual in these Bylaws nor the appointment of an individual as a Trustee or an officer shall give any such individual any contract or other rights.

Article VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1           Contracts. Subject to Section 3.8, the Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more members of the Board or by an authorized person shall be valid and binding upon the Board and upon the Trust when authorized or ratified by action of the Board.

Section 6.2           Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board.

Section 6.3           Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board may designate. If the Board fails to designate a depository, the chief executive officer may do so.

Article VII
SHARES

Section 7.1           Certificates. Except as may be otherwise provided by the Board, Shareholders are not entitled to certificates evidencing shares of beneficial interest of the Trust. If issued, each certificate shall be signed by the Chairman of the Board, the President or an executive officer and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile/electronic transmission. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any Shareholder, upon request and without charge, a full statement of such information.

Section 7.2           Transfers. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such matter as the Board or any officer of the Trust may prescribe. If such shares are certificated, certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 7.3           Replacement Certificate. Any officer designated by the Board may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4           Closing of Transfer Books or Fixing of Record Date. The Board may set, in advance, a record date for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or determining Shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of Shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board may provide that the share transfer books shall be closed for a stated period but not longer than twenty (20) days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of Shareholders, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board, declaring the dividend or allotment of rights, is adopted.

When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 7.5           Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each Shareholder and the number of shares of each class held by such Shareholder.

Section 7.6           Fractional Shares. The Board may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

Article VIII
ACCOUNTING YEAR

The fiscal year of the Trust shall be the calendar year unless otherwise approved by the Board.

Article IX
DISTRIBUTIONS

Section 9.1           Authorization. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board, subject to the provisions of law, the Declaration of Trust, and these Bylaws. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law, the Declaration of Trust, and these Bylaws.

Section 9.2           Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board shall determine to be in the best interest of the Trust, and the Board may modify or abolish any such reserve in the manner in which it was created.

Article X
INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust and Section 3.8 of these Bylaws, the Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

Article XI
SEAL

Section 11.1         Seal. The Board may authorize the adoption of a seal by the Trust. The seal, if any, shall have inscribed thereon the name of the Trust and the year of its formation. The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.2         Affixing Seal. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

Article XII
INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 12.1         Indemnification. The Trust, to the fullest extent permitted by Maryland law, shall indemnify and hold harmless, each individual who is a present or former shareholder, Trustee or officer of the Trust and any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, real estate investment trust, employee benefit plan or any other enterprise (each an “Indemnitee”) from and against any loss, liability, expense, judgment, settlement cost, fees and related expenses (including reasonable attorneys’ fees and expenses), costs or damages arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved or threatened to be involved as a party or otherwise, arising out of or incidental or relating to the business or activities of the Trust or relating to the Declaration of Trust, unless it is established by a final determination of a court of competent jurisdiction that: (i) an act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any action, suit or proceeding by settlement shall not, of itself, create a presumption that an Indemnitee did not meet the relevant standard of conduct.

Section 12.2         General. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (“MGCL”) for directors of Maryland corporations. Subject to Section 12.1 hereof, the Trust may provide to Trustees, officers and Shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

Article XIII
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article XIV
AMENDMENT OF BYLAWS

Section 14.1         Amendment by Shareholders. Any provision of these Bylaws may be adopted, altered or repealed by the Shareholders by the affirmative vote of holders of not less than two-thirds of the Common Shares of the Trust then outstanding and entitled to vote.

Section 14.2         Amendment by Trustees. Except as otherwise provided in any Bylaw adopted pursuant to Section 14.1, any provision of these Bylaws may be adopted, altered or repealed by the Board, provided that the Board may not repeal Section 14.1 or increase the Shareholder vote required thereunder.

Article XV
REIT REQUIREMENTS

Section 15.1         REIT Formation. The Board and the Trust intend that the Trust will qualify, and be treated, as a real estate investment trust for U.S. federal income tax purposes within the meaning of Section 856 of the Code et seq. and the related rules and regulations. The Trustees shall cause the Trust to (i) make a timely election to treat the Trust as a real estate investment trust in its U.S. federal income tax return in accordance with Treasury Regulation Section 1.856-2(b) for its taxable year ending December 31, 2024; (ii) obtain and maintain the requisite number of equity holders necessary for the Trust to qualify as a REIT (such requirement to be satisfied through the issuance of up to 125 shares of commercially customary non-voting preferred shares); (iii) form one or more subsidiary of the Trust (as necessary for the conduct of the business of the Trust), which will jointly elect with the Trust to be a “taxable REIT subsidiary” of the Trust as defined in Code Section 856(l); and (iv) take all other actions necessary to qualify the Trust as a REIT.

Section 15.2         Operation in Accordance With REIT Requirements. The Trustees shall use reasonable best efforts to cause the Trust to comply with the requirements, as set forth in Code Section 856 et seq. and the related rules and regulations, for the Trust to (i) qualify for REIT status, (ii) maintain REIT status, and (iii) avoid the imposition of any U.S. federal income tax or penalty on the Trust (collectively, the “REIT Requirements”), and any duly appointed officer of the Trust (subject to Section 5.1) shall be entitled to take such actions on behalf of the Trust that are consistent with the intent and purposes of this Article XV. In furtherance of the foregoing, the Trustees acknowledge and agree that no Shares of the Trust shall be issued or transferred if it would create a material risk of causing the Trust to fail to qualify as a REIT, and no decision shall be made to terminate the status of the Trust as a REIT, or to dispose of all or substantially all of the assets of the Trust or any subsidiary, except as expressly provided by the Declaration of Trust and these Bylaws.